Exhibit 10.8(a)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MANUFACTURING AND SUPPLY AGREEMENT

THIS MANUFACTURING AND SUPPLY AGREEMENT dated as of July 7, 2009 (the “Effective Date”) is made by and between Pfizer Inc., a corporation organized and existing under the laws of Delaware, having an address of 235 East 42nd Street, New York, New York 10017 (hereinafter “Pfizer” or “Company”) and Kythera Biopharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having an address of 27200 Agoura Road, Calabasas, California 91301 (hereinafter “Customer” or “Purchaser”). Purchaser and Company may be referred to herein individually as a “Party” or collectively as the “Parties.”

WITNESSETH:

WHEREAS, Purchaser and Company have agreed to enter into this Agreement pursuant to which Company shall manufacture for, and supply to (as applicable pursuant to any Product Addendum (as defined below)), Purchaser for a limited time certain Product (as defined below);

NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth herein, and intending to be legally bound thereby, the Parties hereby agree as follows:

1.                        DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth below.

1.1                “Affiliate” means, with respect to each Party, any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with that Party. For purposes of this definition, “control” shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

1.2                “Agreement” means this Manufacturing and Supply Agreement and all Attachments and Schedules hereto as the same may be amended, supplemented or otherwise modified from time to time.

1.3                “Business Day” means any day other than Saturday, Sunday or any day on which banks located in the United States are authorized or obligated to be closed.

1.4                “Claim or Proceeding” means any third party claim, action, suit, proceeding or arbitration, including any Governmental Authority action or investigation.

1.5                “Company Indemnified Party” shall have the meaning set forth in Section 7.2.

1.6                “Confidential Information” means all information, in whatever form or manner presented, which: (a) relates to a disclosing Party’s business or business plans, including but not limited to suppliers, customers, prospective customers, contractors, clinical data, the content and format of various clinical and medical databases, utilization data, cost and pricing data, disease management data, software products, programming techniques, data warehouse and methodologies, know-how, trade secrets, technical and non-technical materials, products, specifications, processes, sales and marketing plans and strategies, designs, and any discussions and proceedings relating to any of the foregoing; (b) is disclosed pursuant to this Agreement or any Product Addendum; and (c) (i) is disclosed in writing, electronically, or visually and is marked or stamped to indicate its confidential nature or is otherwise identified as confidential by the disclosing Party at the time of such disclosure; (ii) is disclosed orally and is identified as confidential by the disclosing Party at the time of such disclosure and is confirmed in writing within fourteen (14) calendar days after such disclosure; or (iii) is information, however disclosed, which should reasonably be considered to be confidential.

1.7                “Current Good Manufacturing Practices” or “cGMPs” mean all applicable Laws relating to manufacturing practices for products (including ingredients, packaging, testing, storage, handling, intermediates, bulk and finished products) promulgated by the United States Food and Drug Administration and any other Governmental Authority having jurisdiction at the location of the Facility, as the same may be updated, supplemented or amended from time to time.

1.8                “Effective Date” shall have the meaning set forth in the preamble above.

1.9                “Facility” means Company’s manufacturing facility located at the address set forth in the applicable Product Addendum and such other facilities used by Company in the manufacture, packaging, storage or shipment of Product.

1.10       “FDA” means the United States Food and Drug Administration or any successor agency.

1.11       “Forecast” shall have the meaning set forth in Section 2.4.

1.12       “Governmental Authority” means any duly authorized court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, province, county, city or other political subdivision, domestic or foreign.

1.13       “Indemnified Party” shall have the meaning set forth in Section 7.3.

1.14       “Indemnifying Party” shall have the meaning set forth in Section 7.3.

1.15       “Intellectual Property” means, as to the applicable Product, (a) any processes, trade secrets, inventions, industrial models, designs, methodologies, drawings, formulae, procedures, techniques, clinical data or technical or other information or data, manufacturing, engineering and technical drawings necessary or useful in

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the registration, packaging, manufacture, use or sale of such Product, and (b) registered trade marks, trade mark applications, unregistered marks, trade dress, copyrights, know-how, patents, patent applications, and any and all provisionals, divisions, continuations, continuations in part, extensions, substitutions, renewals, registrations, revalidations, reissues or additions, including supplementary certificates of protection, of or to any of the aforesaid patents and patent applications, and all foreign counterparts of any, or to any, of the aforesaid patents and patent applications, or any future patents or patent applications covering such Product or any components thereof or improvements thereof.

1.16       “Laws” shall include any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation, code or Governmental Order.

1.17       “Losses” means any and all damages, fines, fees, settlements, payments, obligations, penalties, deficiencies, losses, costs and expenses (including interest, court costs, reasonable fees of attorneys, accountants and other experts and other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

1.18       “Non-Complying Product” shall have the meaning set forth in Section 4.3.

1.19       “Person” means any natural person, entity, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

1.20       “Price” means the price to be charged by Company for Product manufactured and supplied hereunder as delivered to Purchaser, which price shall include the cost of materials, manufacturing, standard quality control and quality assurance costs, testing, documentation, packaging, warehousing, insurance, transportation and taxes and which price is set forth in the applicable Product Addendum.

1.21         “Product Materials” means all raw materials (including without limitation, active pharmaceutical ingredients and excipients), packaging materials and components needed for the manufacturing of the Product.

1.22       “Product” means, on a product-by-product basis, the product(s) identified in the applicable Product Addendum as more fully described in the Specifications for such product(s).

1.23       “Product Addendum” means a document executed by the Parties for Product to be manufactured pursuant to the terms of this Agreement, which shall be substantially in the form of addendum attached to this Agreement as Exhibit A and made a part hereof, as the same may be amended or modified from time to time by mutual written agreement of the Parties.

1.24       “Purchase Order” means a written or electronic order form submitted by Purchaser in accordance with the terms of this Agreement to Company authorizing the manufacture and supply of Product.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.25       “Purchaser Indemnified Party” shall have the meaning set forth in Section 7.1.

1.26         “Recall” means a “recall”, “correction” or “market withdrawal” and shall include any post-sale warning or mailing of information.

1.27       “Specifications” means the specifications for the manufacture, processing, packaging, labeling, testing and testing procedures, shipping, storage and supply of the Product, including all formulae, know-how, raw materials requirements, analytical procedures and standards of quality control, quality assurance and sanitation, as referenced in the applicable Product Addendum, and as such specifications may be amended, supplemented or otherwise modified by the Parties in accordance with the terms of this Agreement.

1.28       “Term” with respect to this Agreement shall have the meaning set forth in Section 9.1 and with respect to a Product Addendum shall have the meaning set forth in the applicable Product Addendum.

1.29       “Territory” shall mean Worldwide.

The definitions in this Article 1 shall apply equally to both the singular and plural forms of the terms defined. As used in this Agreement, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof’, “herein”, “hereby” and derivatives or similar words refer to this entire Agreement; (iii) all references to Articles and Sections shall be deemed references to Articles and Sections of this Agreement and all references to Exhibits and Attachments shall be deemed references to Exhibits and Attachments to this Agreement, unless the context shall otherwise require; and (iv) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless otherwise specified.

2.                        SUPPLY OF PRODUCT.

2.1                Agreement to Supply.

(a)                                 Supply. During the Term of each Product Addendum, Company shall manufacture and supply Product to Purchaser for the Territory, and Purchaser shall purchase such Product from Company, subject to the provisions of this Agreement and the applicable Product Addendum.

(b)                                 Incorporation and Hierarchy of Terms. The terms of this Agreement shall be deemed to be incorporated by reference into each Product Addendum that may be executed by the Parties. Each Product Addendum, when executed by each Party, constitutes a separate and distinct agreement from this Agreement and from any other Product Addendum executed by the Parties. An Affiliate of the Company or the Purchaser may execute a Product Addendum and, in such circumstances, all references in this Agreement to the Company or the Purchaser shall be deemed to be to the applicable Affiliate of the Company or the Purchaser, which shall be entitled to enforce the agreement constituted by such Product Addendum

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

in its own name. In the event of a conflict between the terms of any Product Addendum and the terms of this Agreement, the terms of this Agreement shall prevail, except to the extent that the applicable Product Addendum expressly and specifically states an intent to supersede this Agreement on a specific matter. Any amendment to the terms of this Agreement contained in a Product Addendum shall be effective solely with respect to the terms of this Agreement as incorporated in such Product Addendum, and not to the terms of this Agreement or the terms of any other Product Addendum. Any amendment to the terms of this Agreement shall be effective for all Product Addenda, unless it specifies otherwise.

(c)                                  Exclusivity; No Minimum Purchase Obligation. The Product under this Agreement shall be provided on an exclusive basis to Purchaser for the production of bile acids and bile acid derivatives, and Purchaser shall exclusively purchase the Product from Company. Purchaser is not obligated to purchase any minimum or specific quantity or dollar amount of Product under this Agreement.

2.2                Use of Facility, Equipment, Molds and Tooling.

For each Product, Company shall perform all manufacturing activities and all storage activities at the Facility. Company may use other facilities for the manufacture and storage of Products under any Product Addendum provided that:

i.             such facilities have been approved for such manufacture and storage by all applicable Governmental Authorities; and

ii.          Company shall promptly notify Purchaser of its intent to use such alternate facilities, as far in advance as is reasonably practicable.

2.3                Capacity.

Company shall devote adequate manufacturing capacity to be capable of manufacturing and supplying Products to Purchaser in accordance with the provisions of this Agreement; provided, however, that Company shall not be required to purchase any new equipment required or add any additional manufacturing or storage capacity for the manufacturing and storage of Products.

2.4                Forecasts and Orders.

(a)                                 Forecasts. By the first day of each calendar year during the Term, Purchaser shall submit a rolling forecast by Product of Purchaser’s anticipated demand of Product for the next eighteen (18) consecutive months, commencing with the month in which such forecast is sent (each, a “Forecast”). The Forecast shall show demand on a monthly basis, and for the first three months of any such Forecast shall state the dates of

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

delivery for such Product. The Forecast, including the required delivery dates, are non-binding.

(b)                                 Orders. Company shall provide Product to Purchaser pursuant to Purchase Orders issued by Purchaser to Company. Company shall provide to Purchaser such quantities of Products as may be ordered by Purchaser pursuant to such Purchase Orders, up to one hundred fifty percent (150%) of the quantity set forth in the most recent Forecast for the applicable time period. In the event that Purchaser orders quantities of Product above one hundred fifty percent (150%) of the quantity set forth in the most recent Forecast for the applicable time period (such quantities above 150% referred to as “Additional Quantities”), Company shall use its commercially reasonably efforts to meet Purchaser’s requested delivery dates for such Additional Quantities as set forth in the applicable Purchase Order. For purposes of this paragraph, the most recent Forecast for any given month shall mean the Forecast submitted by Purchaser in the month prior to the month in which the applicable Purchase Order is issued. Purchaser will issue Purchase Orders for Product no later than ninety (90) calendar days prior to the required shipping date. Minimum order quantities, if any, shall be identified in the applicable Product Addendum.

2.5                Delivery, Risk of Loss.

(a)                                 Company shall ship Product ordered by Purchaser throughout the Territory to Purchaser as set forth in the applicable Purchase Order. Company shall deliver Product to Purchaser by the delivery date set forth in the applicable Purchase Order, or such other date as may be agreed to in writing by the Parties from time to time. Company shall deliver Product to Purchaser CIP (Incoterms 2000) at the Hyderabad, India Airport, or as set forth in the applicable Purchase Order.

(b)                                 Company shall include certificates of analysis with all shipments of Product.

(c)                                  Title to Product shall pass to Purchaser when the Product has been delivered to Purchaser pursuant to paragraph (a) above.

3.                        PRICE; PAYMENT; TAXES.

3.1                Purchase Price.

Purchaser shall purchase the Product from Company at the Price set forth in the applicable Product Addendum and in accordance with the terms of this Agreement. The Price shall be firm for the Term of the applicable Product Addendum.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2                General Price Adjustments to Reflect Increased Costs.

The prices shall be reviewed by the Parties at the end of the first year of the Term. On the pricing review date, Company may increase its prices by an amount equal to increases in the Producer Price Index for Pharmaceutical Preparations, PCU2834#, as published by the U.S. Bureau of Labor Statistics over the previous twelve (12) month period from September 31 to October 1, but in no event shall such price increase exceed [*] of the current price of the Product. Price changes will take effect January 1 of each year and shall be effective for one year. In addition, if Company produces written independently verifiable documentation as to an increase in the costs of raw materials, non-material supplies, utilities, services and labor (collectively, “Variable Standard Costs”) used by Company to manufacture the Product or in Company’s manufacturing operations in connection with the Product, the prices of Product shall be increased accordingly to reflect such increased variable standard costs.

3.3                Invoices and Payment.

Company shall submit invoices to Purchaser upon shipment of Product to the address set forth in the applicable Purchase Order. Purchaser shall pay all amounts due in U.S. Dollars (unless another currency is specified in the applicable Product Addendum) within thirty (30) days from the date of the invoice by Purchaser.

3.4                Taxes.

The Price includes all taxes except such sales, value-added and use taxes which Company is required by law to collect from Purchaser. Such taxes, if any, will be separately stated in Company’s invoice and will be paid by Purchaser to Company unless Purchaser provides an exemption to Company and subject to receipt of a valid receipt or invoice to the Purchaser in the form and manner required by Law to allow the Purchaser to recover such taxes to the extent allowable by Law. Company shall be solely responsible for the timely payment of all such taxes to the applicable Governmental Authority, and Company shall pay (without reimbursement by Purchaser), and shall indemnify and hold Purchaser harmless against, any penalties, interest or additional taxes that may be levied or assessed as a result of the failure or delay of Company to pay any such taxes. Notwithstanding the foregoing, Purchaser shall be responsible for the payment of all duties, tariffs, taxes and other charges payable on the exportation of the Products.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.                        MANUFACTURING STANDARDS AND QUALITY ASSURANCE.

4.1                Manufacturing Standards.

Company shall manufacture and supply the Product (including disposing of all waste and other materials) in accordance with the Specifications, applicable Laws, and this Agreement.

4.2                Modifications in Specifications.

Company shall not make any revisions to the Specifications without the written consent of Purchaser. Costs for revisions to the Specifications (including any additional Product or procurement costs) agreed to by the Parties shall be borne by the Purchaser.

4.3                Rejection of Product; Disposal of Rejected Shipments.

(a)                                 Purchaser may reject any Product that does not meet the warranties set forth in Section 5.1 (“Non-Complying Product”) by providing written notice of rejection to Company within thirty (30) days following receipt by Purchaser of any shipment of such Product hereunder. In the event that Purchaser does not provide notification of rejection within such timeframe, Purchaser shall be deemed to have accepted the applicable Product.

(b)                                 Purchaser shall return any shipments of Non-Complying Product (or portions thereof) rejected pursuant to this Section 4.3 to Company at Company’s expense. As Company’s sole liability and Purchaser’s sole remedy with respect to such Non-Complying Product (except for Claims or Proceedings), Company shall replace such rejected Non-Complying Product as soon as practicable at no additional charge (including any freight charge) to Purchaser.

(c)                                  The provisions of this Section 4.3 shall survive termination or expiration of this Agreement, provided that, subsequent to the termination or expiration of this Agreement, Company may, in lieu of replacing any rejected or missing quantities of Product, elect in its sole discretion to reimburse Purchaser for the amounts paid by Purchaser to Company for such rejected quantities of Non-Complying Product (including any applicable freight charges).

4.4                Government Inspections, Seizures and Recalls.

Company shall notify Purchaser of any inspection of Company’s Facility proposed or scheduled with the FDA or any other Governmental Authority that may relate to the Products or any Facility. If the FDA or any other Governmental Authority conducts an inspection at Company’s Facility, seizes any Product and/or Product Materials, requests a Recall or Field Alert (as defined below) be

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

issued for of any Product, or otherwise notifies Company of any violation or potential violation of any applicable Law or of any intended inspection of the Facility, Company shall notify Purchaser. For the purposes of this provision, “Field Alert” means an action taken for specific lots of US manufactured or distributed NDA/ANDA product that indicates the potential of a quality issue (e.g. bacterial contamination, significant chemical, physical degradation, adulterated or misbranded product). As applicable, Company shall promptly send any reports relating to such inspections, Recalls, Field Alerts or violations or potential violations of Law to Purchaser.

5.                        REPRESENTATIONS AND WARRANTIES.

5.1                Representations and Warranties of Company.

(a)                                 Company represents, warrants and covenants to Purchaser that the Product furnished by Company to Purchaser under this Agreement:

i.             shall conform to the Specifications;

ii.          shall be manufactured, packaged, labeled, handled, stored by Company and shipped in compliance with all applicable Laws including, without limitation, cGMPs; and

(b)                                 Company represents and warrants to Purchaser that the Company:

i.             is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

ii.          has power and authority to conduct its business as currently being conducted and as contemplated herein; and

iii.       has power and authority to make, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No consent of, authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is or will be required in respect of Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered by Company. This Agreement constitutes the legal, valid and binding obligations of Company enforceable against Company in accordance with its terms.

(c)                                  The execution, delivery and performance of this Agreement by Company will not violate any agreement or instrument to which Company is a party.

(d)                                 Company is not debarred by any applicable authority, including without limitation under subsections 306(a) or (b) of the Federal Food, Drug and Cosmetic Act, as

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

amended, or other applicable Law, and Company has not and shall not use in any capacity the services of any Person who has been debarred by any applicable Governmental Authority with respect to Company’s performance of this Agreement.

5.2                Representations and Warranties of Purchaser.

(a)                  Purchaser represents and warrants to Company that Purchaser:

i.             is a corporation duly organized, validly existing and in good Standing under the laws of Delaware;

ii.          has power and authority to conduct its business as currently being conducted and as contemplated herein; and

iii.       has power and authority to make, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is or will be required in respect of Purchaser in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms.

(b)                  The execution, delivery and performance of this Agreement by Purchaser will not violate any agreement or instrument to which Purchaser is a party.

5.3                Warranty Disclaimer.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES AND DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, NON INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

6.                        INTELLECTUAL PROPERTY.

6.1                Ownership.

(a)                                 Ownership of Other Property.

All materials, inventions, know-how, trademarks, technology information, data, writings and other property in any form whatsoever, which is provided to Customer by or on behalf of Pfizer, or which is used by

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer with respect to the performance of its obligations hereunder, and which was owned by Pfizer prior to being provided to Customer, shall remain the property of Pfizer (the “Pfizer Property”). Customer shall not acquire any other right, title, or interest in the Pfizer Property as a result of their performance hereunder. Notwithstanding the foregoing, upon request by Customer, Pfizer shall supply data and process information about the Product to Customer as is reasonably required by Customer for regulatory purposes associated with Customer’s product.

(b)                                 All materials, inventions, know-how, trademarks, information, data, writings and other property, in any form whatsoever, which is provided to Pfizer by or on behalf of Customer, or which was used by Customer or Pfizer with respect to the performance of its obligations hereunder, and which was owned by Customer prior to its performance hereunder, shall remain the property of Customer (the “Customer Property”). Pfizer shall acquire no right, title or interest in Customer Property as a result of Customer’s or Pfizer’s performance hereunder.

(c)                                  Nothwithstanding anything in this Section 6 to the contrary, Pfizer exclusively owns all rights to the technology and the technical information used to manufacture the Product for Customer. Pfizer shall exclusively own all rights to any modifications to the process for manufacturing the Product arrived at by itself or jointly with Customer, in the course of Pfizer’s performance of this Agreement, and Pfizer shall be free to use such modifications in any ways it sees fit.

7.                         INDEMNIFICATION; LIMITATION ON LIABILITY.

7.1                  Indemnification of Purchaser.

Company shall indemnify, defend and hold Purchaser, its Affiliates and their respective officers, directors, employees and agents (each, a “Purchaser Indemnified Party”) harmless from and against any and all liabilities, lawsuits, threats of lawsuits or other governmental action, or Losses suffered, incurred or sustained by any Purchaser Indemnified Party, by reason of any Claim or Proceeding to the extent arising out of or resulting from: (i) Company’s breach of this Agreement or any Product Addendum or of any representation or warranty made by Company to Purchaser under this Agreement or any Product Addendum; (ii) any injury to or death of any Person occurring on the premises of Company (including any Facility); (iii) Company’s supply of Non-Complying Product; or (iv) any negligent or reckless act or omission or misconduct on the part of Company, Affiliates of Company, subcontractors of Company, or its or their respective employees or agents. Notwithstanding the foregoing, Company shall not be liable for Losses to the extent such Losses are caused by the negligence, recklessness or misconduct of Purchaser or breach of any of the terms of this Agreement by Purchaser.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2                  Indemnification of Company.

Purchaser shall indemnify, defend and hold Company, its Affiliates and their respective officers, directors, employees and agents (each, a “Company Indemnified Party”) harmless from and against any and all liabilities, lawsuits, threats of lawsuits or other governmental action, or Losses suffered, incurred or sustained by any Company Indemnified Party, by reason of any Claim or Proceeding to the extent arising out of or resulting from: (i) Purchaser’s breach of this Agreement or any Product Addendum or of any representation or warranty made by Purchaser to Company under this Agreement or any Product Addendum; (ii) any negligent or reckless act or omission or misconduct on the part of Purchaser, Affiliates of Purchaser, or its or their respective employees or agents; or (iii) the manufacture, sale, marketing, use or distribution of Purchaser’s Products, except to the extent that Company is obligated to indemnify, defend and hold harmless any Purchaser Indemnified Party pursuant to Section 7.1 above. Notwithstanding the foregoing, Purchaser shall not be liable for Losses to the extent such Losses are caused by the negligence, recklessness, or misconduct of Company or breach of any of the terms of this Agreement by Company.

7.3                  Indemnification Procedures.

In the event that any Claim or Proceeding is asserted or imposed against any Party hereto, and such Claim or Proceeding involves a matter which is subject to a claim for indemnification under this Article 7, then such Party (an “Indemnified Party”) shall promptly give written notice to the other Party (the “Indemnifying Party”) of such Claim or Proceeding. The Indemnifying Party shall assume, at its cost and expense, the defense of such Claim or Proceeding through its legal counsel selected and reasonably acceptable to the Indemnified Party, except that the Indemnified Party may, at its option and expense, select and be represented by separate counsel. The Indemnifying Party shall have control over the Claim or Proceeding, including the right to settle; provided, however, that the Indemnifying Party shall not, absent the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that (1) provides for any relief other than the payment of monetary damages for which the Indemnifying Party shall be solely liable and (2) where the claimant or plaintiff does not release the Indemnified Party, its Affiliates and their respective directors, officers, employees, agents and representatives, as the case may be, from all liability in respect thereof. In no event shall the Indemnified Party be liable for any claims that are compromised or settled in violation of this Article. In no event shall Company settle or resolve any Claim or Proceeding relating to the Product or any Intellectual Property of Purchaser without the prior written consent of Purchaser.

7.4                  Limitation on Liability.

(a)                   Except for damages or claims to the extent resulting from Company’s gross negligence, fraud or willful misconduct, in no event shall Company’s total liability to Purchaser arising under this Agreement exceed, on a Product-by-

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Product basis, the total amount paid by Purchaser pursuant to the Product Addenda applicable to such Product.

(b)                  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT OR INCIDENTAL DAMAGES (INCLUDING WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, LOST GOODWILL, LOST REVENUE AND LOST OPPORTUNITY) ARISING OUT OF ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT OR WITH RESPECT TO ITS PERFORMANCE HEREUNDER; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY IN RESPECT OF ANY LOSS DIRECTLY INCURRED OR SUFFERED FROM THIRD PARTY CLAIMS.

8.                        CONFIDENTIAL INFORMATION.

8.1                  Non-Use and Non-Disclosure.

Each Party to this Agreement or any Product Addendum shall maintain in strict confidence, and shall not disclose to any third party, all Confidential Information observed by or disclosed to it by or on behalf of the other Party pursuant to this Agreement or any Product Addendum. Each Party shall not use or disclose such Confidential Information except as permitted by this Agreement. Each Party shall safeguard the confidential and proprietary nature of the Confidential Information of the other Party with at least the same degree of care as it holds its own confidential or proprietary information of like kind, which shall be no less than a reasonable degree of care. Notwithstanding the foregoing, the preceding restrictions shall not apply to information that the recipient can demonstrate (a) was lawfully in its possession prior to the time of disclosure; (b) is or becomes public knowledge through no fault, omission, or other act of the recipient; (c) is obtained from a third party lawfully entitled to possession of such Confidential Information and under no obligation of confidentiality to the disclosing Party; or (d) was independently developed by or for recipient without violating the terms of this Agreement. In addition, if recipient is requested to disclose the Confidential Information of the other Party in connection with a legal or administrative proceeding or otherwise to comply with a requirement under any Law, such recipient shall give the disclosing Party prompt notice of such request so that the disclosing Party may seek an appropriate protective order or other remedy, or waive compliance with the relevant provisions of this Agreement. If the disclosing Party seeks a protective order or other remedy, recipient shall promptly cooperate with and reasonably assist the disclosing Party in such efforts. If the disclosing Party fails to obtain a protective order or waives compliance with the relevant provisions of this Agreement, the recipient shall disclose only that portion of Confidential Information which its legal counsel determines it is required to disclose.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2                  Return of Confidential Information.

Upon the written request of the disclosing Party, the recipient shall promptly return or destroy, at the receiving Party’s option, all Confidential Information of such disclosing Party (including all copies in whatever medium provided to, or made by, such recipient); provided, however, that, subject to the terms of this Agreement, recipient shall be entitled to retain one archival copy of such Confidential Information for purposes of determining its obligations under this Agreement. Notwithstanding recipient’s return or destruction of Confidential Information, recipient shall continue to be bound by its obligation of confidentiality and non-use under this Agreement.

8.3                  Survival.

The provisions of this Article 8 shall survive the termination or expiration of the applicable Product Addendum for a period of five (5) years.

9.                         TERM; TERMINATION.

9.1                  Term of Agreement.

This Agreement shall commence on the Effective Date and shall continue for a period of thirty-six (36) months from such date (the “Term” of this Agreement), unless terminated pursuant to this Article or extended upon the mutual written agreement of the Parties.

9.2                  Termination for Cause.

Either Party may terminate the applicable Product Addendum for cause immediately upon written notice to the other Party in the event that such other Party fails to perform any material obligation under such Product Addendum, through no fault of the Party initiating such termination, that remains uncured for sixty (60) calendar days following written notice to such Party of such breach.

9.3                  Termination for Abandonment.

The Company may in its sole discretion terminate this Agreement and/or any applicable Product Addendum upon 30 days written notice to Purchaser, in the event that the Purchaser abandons the development of pharmaceutical preparations manufactured using the Products. For purposes of this Agreement abandonment will be construed as having occurred if the Purchaser fails to a) Provide and Annual Update Report to FDA concerning its IND for pharmaceutical preparations in any given calendar year during the term of the Agreement prior to filing a New Drug Application for pharmaceutical preparations (a “NDA”) or b) fails to file a NDA, by [*] (the “NDA Filing Date”). Notwithstanding the foregoing, Purchaser will not be considered to have abandoned development if prior to the NDA Filing Date, Purchaser provides to

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Company: (i) a notification that it will not be able to file an NDA by the NDA Filing Date, and (ii) [*]. In such event, Company agrees that it will provide an extension of the NDA Filing Date to [*].

9.4                  Termination in Event of Insolvency.

In the event that either Party (the “Insolvent Party”): (i) becomes insolvent, or institutes or has instituted against it a petition for bankruptcy or is adjudicated bankrupt; or (ii) executes a bill of sale, deed of trust, or a general assignment for the benefit of creditors; or (iii) is dissolved; or (iv) a receiver is appointed for the benefit of its creditors, or a receiver is appointed on account of insolvency; then the Insolvent Party shall immediately notify the other Party of such event and such other Party shall be entitled to: (a) terminate this Agreement and/or any or all Product Addenda for cause immediately upon written notice to the Insolvent Party; or (b) request that the Insolvent Party or its successor provide adequate assurances of continued and future performance in form and substance acceptable to such other Party, which shall be provided by the Insolvent Party within ten (10) calendar days of such request, and the other Party may terminate this Agreement and/or any or all Product Addenda for cause immediately upon written notice to the Insolvent Party in the event that the Insolvent Party fails to provide such assurances acceptable to the other Party within such ten (10) day period.

9.5                  Other Termination.

This Agreement and/or any or all Product Addenda may be terminated as follows:

(a)               By Purchaser or by Company pursuant to Section 11.5;

(b)              By Purchaser upon at least twenty four(24) months’ prior written notice to Company for any or no reason;

(c)               By Company upon at least twenty four (24) months’ prior written notice to Purchaser for any or no reason.

9.6                  Survival.

The termination or expiration of this Agreement shall not affect the survival and continuing validity of Article 5 (Representations and Warranties), Article 6 (Intellectual Property), Article 7 (Indemnification), Article 10 (Notices), Article 11 (Miscellaneous), or of any other provision which is expressly or by implication intended to continue in force after such termination or expiration.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.7                                        Unused Materials.

(a)          Within ninety (90) days of the effective date of the expiration of this Agreement or the termination of this Agreement by Purchaser for any reason, Purchaser shall purchase any work in process and/or Product Materials that Company has purchased exclusively for Purchaser in accordance with this Agreement for the production of the Product in accordance with Forecasts for the immediately proceeding three (3) months and long-lead time items as identified and agreed to in applicable Product Addenda; provided, that Company uses its reasonable commercial efforts to exhaust existing stocks of such Product Materials prior to the date of termination. Purchaser shall pay Company’s direct cost for work in process, and Company’s purchase price from its suppliers for Product Materials.

(b)         Any Product quarantined at the time of expiration or termination of this Agreement shall be disposed of or destroyed in accordance with Purchaser’s instructions.

10.                               NOTICES.

Any notice required to be given hereunder shall be in writing in the English language and shall be deemed to have been sufficiently given: (i) when delivered in person, (ii) on the fifth Business Day after mailing by registered or certified mail, postage prepaid, return receipt requested, (iii) on the next Business Day after mailing by overnight courier service, or (iv) when delivered via facsimile with the original delivered via one of the preceding methods; to the address specified below:

If to Company:	Pfizer Inc.
7000 Portage Road Kalamazoo, MI 49001
	Attn:	President, Pfizer CentreSource
	Fax. No.:	269-833-4229

with copy to:	Pfizer Inc.
7000 Portage Road Kalamazoo, MI 49001
	Attn:	Senior Corporate Counsel
	Fax. No.:	269-833-3661

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to Purchaser:	Kythera Biopharmaceuticals, Inc.
27200 Agoura Road
Calabasas, CA 91301

	Telephone:	818-587-4500
	Facsimile:	818-587-4591
	Attn:	Robert Hodge, Director Manufacturing

with a copy to:	Kythera Biopharmaceuticals, Inc. 27200 Agoura Road
Calabasas, CA 91301

	Telephone:	818-587-4500
	Facsimile:	818-587-4591
	Attn:	Jeff Webster, VP Product Ops

Either Party may, by notice to the other Party, change the addresses and names given above.

11.                               MISCELLANEOUS.

11.1                 Publicity.

Neither Party shall issue any press release or other publicity materials, or make any presentation with respect to the existence of this Agreement or the terms and conditions hereof without the prior written consent of the other Party in each instance. Neither Party shall publicize or use any name, trademarks or logos of the other Party without the other Party’s prior written consent in each instance. This restriction shall not, however, apply to the extent that any such disclosures are required by applicable Laws, including as may be required in connection with any filings required to be made with the United States Securities and Exchange Commission or by the disclosure policies of a major stock exchange.

11.2                 Governing Law and Venue.

(a)                                  The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law. THE PARTIES EXPRESSLY AGREE THAT THE APPLICATION OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS (1980) IS SPECIFICALLY EXCLUDED AND SHALL NOT APPLY TO THIS AGREEMENT.

(b)                                 All actions and proceedings under this Agreement shall be brought exclusively in a state or federal court of competent subject matter jurisdiction in the City of New York in the State of New York. The

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Parties hereby waive (i) any objection which it may have at any time to the venue of the proceedings in any such court, (ii) any claim that such proceedings have been brought in an inconvenient forum and (iii) the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such Party. IN ANY CONTROVERSY OR CLAIM, WHETHER BASED IN CONTRACT, TORT OR OTHER LEGAL THEORY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ITS NEGOTIATION, ENFORCEABILITY OR VALIDITY, OR THE PERFORMANCE OR BREACH HEREOF OR THE RELATIONSHIPS ESTABLISHED HEREUNDER, ALL PARTIES HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY.

11.3                                Relationship of the Parties.

The relationship hereby established between Purchaser and Company is solely that of independent contractors. This Agreement is not intended to create, and shall not be construed as creating, between Company and Purchaser, the relationship of principal and agent, joint venturers, co-partners, or any other such relationship, the existence of which is expressly denied. No employee or agent engaged by Company shall be, or shall be deemed to be, an employee or agent of Purchaser or shall be entitled to any benefits that Purchaser provides to its own employees.

11.4                                Assignment; Binding Effect.

Neither Party may assign any of its rights or delegate or subcontract any of its duties and obligations under this Agreement without the prior written consent of the other Party, which may be withheld at its discretion; provided, however, that either Party may assign any of its rights and delegate or subcontract any of its duties and obligations under this Agreement to any of its Affiliates without the approval of the other Party (such assignment, delegation or subcontracting to an Affiliate shall not relieve such Party of its responsibilities and liabilities hereunder and such Party shall remain liable to the other Party for the conduct and performance of its Affiliate), and, provided further, that Company may assign without the prior consent of Purchaser, this Agreement and/or any Product Addendum to a third party in the event of a sale of the relevant Facility to such third party or in the event that any third party acquires all or substantially all of Company’s assets related to the manufacture of such Product and provided further, that Purchaser may assign without the prior written consent of Company, this Agreement and/or any Product Addendum to a third party in the event of a sale of all or a majority interest of the assets or stock of Purchaser to a third party. Any such attempted assignment of rights or delegation or subcontracting of duties without the prior written consent of the other Party shall be void and ineffective. This Agreement shall apply to, inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. The Parties agree that this Agreement is not intended by any Party to give any benefits, rights,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

privileges, actions or remedies to any person or entity, partnership, firm or corporation as a third party beneficiary or otherwise under any theory of law.

11.5                                Force Majeure.

No Party shall be liable for any failure to perform or any delays in performance, and no Party shall be deemed to be in breach or default of its obligations set forth in this Agreement, if, to the extent and for so long as, such failure or delay is due to any causes that are beyond its reasonable control and not to its acts or omissions, including, without limitation, such causes as acts of God, natural disasters, fire, flood, severe storm, earthquake, civil disturbance, lockout, riot, order of any court or administrative body, embargo, acts of government, war (whether or not declared), acts of terrorism, or other similar causes (“Force Majeure Event”). In the event of a Force Majeure Event, the Party prevented from or delayed in performing shall promptly give notice to the other Party and shall use commercially reasonable efforts to avoid or minimize the delay. In the event that the delay continues for a period of at least thirty (30) calendar days, the Party affected by the other Party’s delay may elect to: (i) suspend performance and extend the time for performance for the duration of the Force Majeure Event, or (ii) cancel all or any part of the unperformed part of this Agreement and/or any Purchase Orders.

11.6                                Severability.

If and solely to the extent that any court or tribunal of competent jurisdiction holds any provision of this Agreement to be unenforceable in a final non-appealable order, such unenforceable provision shall be stricken and the remainder of this Agreement shall not be affected thereby. In such event, the Parties shall in good faith attempt to replace any unenforceable provision of this Agreement with a provision that is enforceable and that comes as close as possible to expressing the intention of the original provision.

11.7                                Non-Waiver; Remedies.

A waiver by any Party of any term or condition of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies specified in this Agreement shall be cumulative and in addition to any other remedies provided at law or in equity.

11.8                                Further Documents.

Each Party hereto agrees to execute such further documents and take such further steps as may be reasonably necessary or desirable to effectuate the purposes of this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.9                                Forms.

The Parties recognize that, during the term of this Agreement, a purchase order acknowledgment form or similar routine document (collectively, “Forms”) may be used to implement or administer provisions of this Agreement. The Parties agree that the terms of this Agreement shall prevail in the event of any conflict between terms of this Agreement and the terms of such Forms, and any additional or different terms contained in such Forms shall not apply to this Agreement.

11.10                          Headings.

Headings of sections or other parts of this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or change the meaning of this Agreement.

11.11                          Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

11.12                          Entire Agreement; Amendments.

This Agreement, together with any attachments and amendments, constitutes the entire agreement of the Parties with respect to its subject matter and merges and supersedes all prior discussions and writings with respect to thereto. No modification or alteration of this Agreement shall be binding upon the Parties unless contained in a writing signed by a duly authorized agent for each respective Party and specifically referring hereto or thereto.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Pfizer Inc.		Kythera Biopharmaceuticals, Inc.

By:	/s/ Michael J. Kosko	By:	/s/ Keith R. Leonard

Name:	Michael J. Kosko	Name:	Keith R. Leonard

Title:	President, Pfizer CentreSource	Title:	President & CEO

Signed on the 7th day of July 2009		Signed on the 16th day of July 2009

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

PRODUCT ADDENDUM

This PRODUCT ADDENDUM (“Product Addendum”) to the Manufacturing and Supply Agreement dated July 7, 2009 between Pfizer Inc. and Kythera Biopharmaceuticals, Inc. (the “Master Agreement”) is entered into as of July 7, 2009 (the “Product Addendum Effective Date”) by and between Pharmacia & Upjohn Company LLC, a corporation organized and existing under the laws of Delaware having an address of 7000 Portage Road, Kalamazoo, MI 49001 USA (“Company”) and Kythera Biopharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware having an address of 27200 Agoura Road, Calabasas, California 91301 (“Purchaser”).

The Parties agree that the terms and conditions of the Master Agreement are incorporated herein as if fully set forth herein. Each of Company and Purchaser agrees to be bound by all of the terms and conditions of the Master Agreement and makes the representations and warranties set forth in the Master Agreement expressed to be made by Company or Purchaser, as the case may be. All capitalized terms used in this Product Addendum and not otherwise defined herein shall have the meaning ascribed to such terms in the Master Agreement. For clarity, the terms “Company” and “Purchaser” shall, with respect to this Product Addendum, have the meanings set forth in the preamble above.

The Parties further agree as follows:

1.                                 Products and Facility Address

1.1.                            Product: [*]

1.2.                            Manufacturing site: Pharmacia & Upjohn Company, Division of Pfizer Inc, 7171 Portage Road, Kalamazoo, MI 49001

2.                                 Prices / Quantity

2.1                               Quantity/Batch Size

Supplied in [*], subdivided from large commercial lots in industrial packaging.

2.2                               Price

Developmental Quantity [*] Priced at [*],  CIP (Incoterms 2000) Hyderabad, India Airport, or as set forth in applicable Purchase Order, Net 30 days from date of invoice.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Commercial Quantities based on a quarterly weighed scale as follows:

[*] USD/kg Annual Sales Volume up to [*]

[*] USD/kg Annual Sales Volume [*]

[*] USD/kg Annual Sales Volume [*]

CIP (Incoterms 2000) Hyderabad, India Airport, or as set forth in applicable Purchase Order, Net 30 days from date of invoice.

3.                                 Specifications

3.1.                            Identification: [*]

3.2.                            Assay: [*]

3.3.                            Total Impurities: [*]

3.4.                            Loss on Drying: [*]

4.                                 Product Materials

4.1.                            Purchaser-Supplied Materials

4.1.1. None

4.2.                            Long Lead Time Items

4.2.1. None

5.                                 Term of Product Addendum

This Product Addendum shall commence on the Product Addendum Effective Date and shall continue for a period of three (3) years from such date (the “Term”).

6.                                 Activity/Responsibility Summary

Activity / Responsibility	Purchaser	Company
Supply of Intermediate		X
Purchase of Raw Materials		X
Purchase Packaging Components		X
Intermediate Testing and Release		X
Packaging Component Testing and Release		X
Maintenance of Manufacturing Equipment		X
Maintenance of Packaging Equipment		X
Maintenance of Analytical Equipment		X
Calibration of Manufacturing Equipment		X
Calibration of Packaging Equipment		X
Calibration of Analytical Equipment		X

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Activity / Responsibility	Purchaser	Company
Storage of raw Materials		X
Storage of Packaging Components		X
Storage of Finished Product		X
Weigh/Dispense Intermediate		X
Weigh/Dispense excipients		N/A
Manufacture of bulk solution, sterile fill, freeze dry and sealing of product		N/A
Inspection and secondary packaging		N/A
In-process testing		X
Labeling per applicable laws and requirements		X
Review and Approve Labeling Proofs		N/A
Finished product release testing		X
Certificate of Analysis		X
Certification that Product is free of animal derived materials		X
Finished product stability testing		N/A
Review and Disposition of Master Batch Record		N/A
Review and Disposition of Packaging Record		N/A
Final Batch Release		N/A
Arrange for Shipping of finished Product		X
Prepare and Approve Certificate of Compliance		X
Facilities qualification, protocol, execution, completion, report		X
Cleaning procedures, validation		X
Analytical Methods for Cleaning Validation		X
Equipment qualification, protocol, execution, completion, report and approval, safety qualification		X
Validation, protocol, execution, completion report and approval		N/A
Standard Operating Procedures		X
SOP Training		X
Maintenance of Training Records		X
Master Batch Record		X
Packaging Batch Record		X
Retention of Batch Records		X
Storage of Retain Samples		N/A
Maintenance/Administration of Retain Samples		N/A
Conduct Annual Product Review		N/A
Health and Safety Programs in accord with State, Local and Federal Regulations		X
Training on relevant health and safety issues		X
Documented Health and Safety Procedures		X
Ongoing stability		X
Reference standards		X
Product data and process information to support regulatory approval of Purchasers product		X
Material Safety Data Sheet		X

7.                                      Governing Law and Venue.

7.1.                            The validity, interpretation and performance of this Product Addendum shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law. THE PARTIES EXPRESSLY AGREE THAT THE APPLICATION OF THE UNITED NATIONS

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS (1980) IS SPECIFICALLY EXCLUDED AND SHALL NOT APPLY TO THIS PRODUCT ADDENDUM.

7.2.                            All actions and proceedings under this Product Addendum shall be brought exclusively in a state or federal court of competent subject matter jurisdiction in the City of New York in the State of New York. The Parties hereby waive (i) any objection which it may have at any time to the venue of the proceedings in any such court, (ii) any claim that such proceedings have been brought in an inconvenient forum and (iii) the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such Party. IN ANY CONTROVERSY OR CLAIM, WHETHER BASED IN CONTRACT, TORT OR OTHER LEGAL THEORY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ITS NEGOTIATION, ENFORCEABILITY OR VALIDITY, OR THE PERFORMANCE OR BREACH HEREOF OR THE RELATIONSHIPS ESTABLISHED HEREUNDER, ALL PARTIES HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY.

8.                                      In addition to the representations and warranties of Company set forth in Section 5.1 of the Master Agreement, Company represents and warrants to Purchaser that it:

(a)                                 is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

(b)                                 has power and authority to conduct its business as currently being conducted and as contemplated herein; and

(c)                                  has power and authority to make, deliver and perform its obligations under this Product Addendum and has taken all necessary action to authorize the execution, delivery and performance of this Product Addendum. No consent of authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is or will be required in respect of Company in connection with the execution, delivery, performance, validity or enforceability of this Product Addendum. This Product Addendum has been duly executed and delivered on behalf of Company. This Product Addendum constitutes the legal, valid and binding obligations of Company enforceable against Company in accordance with its terms.

9.                                      In addition to the representations and warranties of Purchaser set forth in Section 5.2 of the Master Agreement, Purchaser represents and warrants to Company that it:

(a)                                 is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

(b)                                 has power and authority to conduct its business as currently being conducted and as contemplated herein; and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(c)                                  has power and authority to make, deliver and perform its obligations under this Product Addendum and has taken all necessary action to authorize the execution, delivery and performance of this Product Addendum. No consent of authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is or will be required in respect of Purchaser in connection with the execution, delivery, performance, validity or enforceability of this Product Addendum. This Product Addendum has been duly executed and delivered on behalf of Purchaser. This Product Addendum constitutes the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms.

10.                               Company and Purchaser agree and acknowledge that this document is a Product Addendum and is executed pursuant to, and is governed by, the terms and conditions of the Master Agreement. Each of Company and Purchaser shall, or shall cause its respective Affiliate, as applicable, to perform its duties and fulfill its obligations hereunder.

The Parties represent that this Product Addendum is executed by their respective duly authorized representatives.

Pharmacia & Upjohn Company LLC		Kythera Biopharmaceuticals. Inc.

By:	/s/ Michael J. Kosko	By:	/s/ Keith R. Leonard

Name:	Michael J. Kosko	Name:	Keith R. Leonard

Title:	Vice President	Title:	President & CEO

Signed on the 7th day of July 2009		Signed on the 16th day of July 2009

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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